EXHIBIT 5.01

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


              [ORIGINAL PRINTED ON  LETTERHEAD OF
               KUMMER KAEMPFER BONNER & RENSHAW]

                           April 28, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     RE:  PAUL-SON GAMING CORPORATION
          1994 LONG-TERM INCENTIVE PLAN
          FORM S-8 REGISTRATION STATEMENT

Ladies and Gentlemen:

      As outside counsel to Paul-Son Gaming Corporation, a Nevada corporation (the "Company"), we are rendering this opinion in connection with the registration by the Company of 500,000 additional shares (the "Shares") of common stock, $.01 par value, of the Company and the proposed sale thereof. The Shares are to be issued and sold in connection with the Paul-Son Gaming Corporation 1994 Long-Term Incentive Plan (the "Plan") as last amended by the Company's board of directors on July 29, 1996, which amendments were approved by the Company's stockholders on October 17, 1996.

      We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

      Based on such examination and subject to the limitations hereinabove provided, we are of the opinion that such Shares are validly authorized shares of common stock of the Company, and when issued in conformance with the terms of the Plan and the individual option grants issued under the Plan, upon receipt of payment therefor, will be legally issued, fully paid and nonassessable.

      We hereby consent to the filing of the foregoing opinion as an exhibit to the above-referenced registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and to the use of our name in such registration statement.

                              Very truly yours,


                              /s/ Kummer Kaempfer Bonner & Renshaw
                              KUMMER KAEMPFER BONNER & RENSHAW

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